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                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                              Sixteen Weeks Ended
                                                                    February 18,            February 19,
                                                                       1996                    1995
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,555,557               41,289,203
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                           80,082                  111,837
                                                                     ----------               ----------
       Totals                                                        41,635,639               41,401,040
                                                                     ==========               ==========
   Income from continuing operations                                $ 1,628,766              $ 8,012,102
   Income from discontinued operations                                  397,816                2,651,488
   Gain on sale of discontinued operations, net of income taxes      22,080,375
                                                                     ----------               ----------
     Net income                                                     $24,106,957              $10,663,590
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations                                $       .04              $       .19
   Income from discontinued operations                                      .01                      .06
   Gain on sale of discontinued operations, net of income taxes             .53
                                                                     ----------               ----------
     Net income                                                     $       .58              $       .26
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,555,557               41,289,203
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                       84,270                  111,837
   Assumed conversion of 8.5% zero coupon convertible debentures      5,205,632                    (A)
                                                                     ----------               ----------
       Totals                                                        46,845,459               41,401,040
                                                                     ==========               ==========
   Income from continuing operations                                $ 1,628,766              $ 8,012,102
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                              1,385,329                    (A)
                                                                     ----------               ----------
   Total from continuing operations                                   3,014,095                8,012,102

   Income from discontinued operations                                  397,816                2,651,488
   Gain on sale of discontinued operations, net of income taxes      22,080,375
                                                                     ----------               ----------
     Net income                                                     $25,492,286              $10,663,590
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations                                $       .06              $       .19
   Income from discontinued operations                                      .01                      .06
   Gain on sale of discontinued operations, net of income taxes             .47
                                                                     ----------               ----------
     Net income                                                     $       .54              $       .26
                                                                     ==========               ==========

(A)   For the first quarter of 1996, fully diluted earnings per share for continuing operations were required to be presented giving effect to the assumed conversion of the convertible debentures although the effect was anti-dilutive.  This presentation was required because fully diluted net income per share was diluted by more than 3%.  For the first quarter of fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures as they had an anti-dilutive effect.

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